As filed with the Securities and Exchange Commission on August 15, 2000 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SpectraSite Holdings, Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                                          56-2027322
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

  100 Regency Forest Drive Suite 400                       27511
           Cary, North Carolina                         (Zip Code)
 (Address of Principal Executive Offices)


                           SPECTRASITE HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                             DOW, LOHNES & ALBERTSON
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- ----------------------- -------------------- ----------------------
 Title of security       Amount being         Proposed maximum        Proposed maximum      Amount of
being registered        Registered*           offering price per      aggregate offering   registration fee
                                              share(**)               price(**)
----------------------- --------------------- ----------------------- -------------------- ----------------------
----------------------- --------------------- ----------------------- -------------------- ----------------------


Class A Common Stock,    1,000,000             $21.87                      $21,875,000        $5,775.00
$.01 Par Value
----------------------- --------------------- ----------------------- -------------------- ----------------------

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933 (the "Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing information specified in the instructions to Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

    SpectraSite Holdings, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

    (1) The Company's 10-K (File No. 000-27217) for the period ended December 31, 1999.

    (2) The Company's Form 10-Q (File No. 000-27217) for the period ended March 31, 2000.

    (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such description.

    (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Officers and Directors

    Section 102(b)(7) of the General Corporation Law of the State of
Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation, as amended, limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

    Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    In addition, the SpectraSite Holdings, Inc. Employee Stock Purchase
Plan (the "Plan") provides for the indemnification of employees, officers and directors to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or reasonable expense (including attorney fees) or liability arising out of any act or omission to act in connection with the Plan, unless arising out of such person's fraud or bad faith.

Item 7.  Exemption from Registration Claimed

    Not Applicable.

Item 8.  Exhibits


Exhibit Number            Description of Exhibit                                                   Page
--------------            ----------------------                                                   ----


      5                   Opinion of Dow, Lohnes & Albertson, PLLC                                 7
     23.1                 Consent of Ernst & Young LLP                                             9
     23.2                 Consent of Dow, Lohnes & Albertson (contained in their opinion in        7
                          Exhibit 5)


Item 9.  Undertakings

    (a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cary, State of North Carolina on the 7th day of July, 2000.

                                             SPECTRASITE HOLDINGS, INC.



                                             By: /s/ Stephen H. Clark
                                                 ------------------------
                                                 Stephen H. Clark
                                                 President, Chief Executive
                                                 Officer and Director

       SpectraSite Holdings, Inc., a Delaware corporation, and each person whose signature appears below constitutes and appoints Stephen H. Clark and David P. Tomick, and either of them, with full power to act without the others, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including, without limitation, post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or Rule 462(b) under the Securities Act of 1933, as amended), and other documents in connection therewith, with the Securites and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


            Signature                                     Capacity                         Date
            ---------                                     --------                         ----



/s/ Stephen H. Clark                                   President, Chief Executive          July 7, 2000
----------------------                                 Officer and Director
    Stephen H. Clark                                   (Principal Executive Officer)


/s/ David P. Tomick                                    Executive Vice President,           July 7, 2000
----------------------                                 Chief Financial Officer and
    David P. Tomick                                    Secretary (Principal Financial
                                                          Officer)


/s/ Daniel I. Hunt                                     Vice President - Finance and        July 7, 2000
----------------------                                 Administration (Principal
    Daniel I. Hunt                                     Accounting Officer)


/s/ Lawrence B. Sorrel                                 Chairman of the Board of            July 7, 2000
-----------------------                                Directors
    Lawrence B. Sorrel

                                      -5-

/s/ Timothy M. Donahue                                 Director                            August 7, 2000
-----------------------
    Timothy M. Donahue


/s/ Andrew R. Heyer                                    Director                            August 11, 2000
------------------------
    Andrew R. Heyer


--------------------------                             Director                            August ___, 2000
    James R. Matthews


/s/ Thomas E. McInerney                                Director                            August 7, 2000
--------------------------
    Thomas E. McInerney


/s/ Michael J. Price                                   Director                            August 8, 2000
--------------------------
    Michael J. Price


--------------------------                             Director                            August __, 2000
    Rudolph E. Rupert


/s/ Steven M. Shindler                                 Director                            August 7, 2000
----------------------------
    Steven M. Shindler


/s/ Calvin J. Payne                                    Executive Vice President           August 8, 2000
----------------------------                           and Director
    Calvin J. Payne


---------------------------                            Director                           August __, 2000
    Michael R. Stone

    Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cary, State of North Carolina on the 7th day of August, 2000.

                                          SPECTRASITE HOLDINGS, INC.
                                          EMPLOYEE STOCK PURCHASE PLAN



                                           By: /s/ Thomas E. McInerney
                                                  -------------------------
                                           Member of the Compensation Committee

                                      -6-